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                                                                    EXHIBIT 23.1


                    CONSENT OF WHITEHEAD, PORTER & GORDON LLP




We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus that is part of the Post-Effective Amendment No. 1 To the Registration Statement on Form SB-2, to be filed by Yosemite Mortgage Fund II, LLC, with the Securities and Exchange Commission on or about March 18, 2004, as may be amended from time to time.



/s/ WHITEHEAD, PORTER & GORDON LLP



San Francisco, California

March 16, 2004